                                                                    EXHIBIT 23.7


                                    CONSENT


     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of Work International Corporation.

June 26, 1998

                                                  /s/ Stephen M. Sparks
                                                  -------------------------
                                                      STEPHEN M. SPARKS